Hydrocarb Energy Corp. 10-Q

EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2001

(18 U.S.C SECTION 1350)

In connection with the Quarterly Report of Hydrocarb Energy Corp, on Form 10-Q for the quarter ended January 31, 2016, as filed with the Securities and Exchange Commission (the “Report”), K. Andrew Lai, Chief Financial Officer and Chief Accounting Officer of Hydrocarb Energy Corp., do hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his or her knowledge:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 14, 2016

By:	/s/ K. Andrew Lai
K. Andrew Lai
Chief Accounting and Financial Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.